As filed with the Securities and Exchange Commission on November 5, 1999

                                                              File No. 333-73151
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)

      Delaware                              7372                  13-3689915
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                                417 Fifth Avenue,
                            New York, New York 10016
                                 (212) 726-6500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Thomas A. Heymann
                                417 Fifth Avenue,
                            New York, New York 10016
                                 (212) 726-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   Copies to:

                              David P. Levin, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                        ---------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

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

                                EXPLANATORY NOTE

     GT Interactive  Software Corp. (the  "Registrant") has filed a Registration
Statement on Form S-3 (Registration No. 333-73151) (the "Registration Statement") which originally registered 2,503,582 shares of common stock, par value $0.01 per share, of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement terminated on November 5, 1999. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on November 5, 1999.

                                GT INTERACTIVE SOFTWARE CORP.

                                By: /s/ THOMAS A. HEYMANN
                                    -------------------------------------
                                   Name: Thomas A. Heymann
                                   Title: Chairman of the Board of
                                          Directors and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title(s)                        Date

     *
---------------------------    Chairman Emeritus of the Board   November 5, 1999
     Joseph J. Cayre           of Directors




/s/  JOHN T. BAKER IV         President and Chief Operating     November 5, 1999
--------------------------    Financial Officer (Principal
    John T. Baker IV          Financial and Accounting
                              Officer)


/s/ THOMAS A. HEYMANN         Chairman of the Board of          November 5, 1999
-------------------------     Directors and Chief Executive
    Thomas A. Heymann         Officer



   *                          Executive Vice President,         November 5, 1999
-------------------------     Director
    Jack J. Cayre


   *
-------------------------     Director                          November 5, 1999
    Stanley Cayre


   *
-------------------------     Director                          November 5, 1999
   Steven A. Denning

   *
-------------------------     Director                          November 5, 1999
   William E. Ford

   *
-------------------------     Director                          November 5, 1999
    Jordan A. Levy

   *
-------------------------     Director                          November 5, 1999
    Philip J. Riese

   *
-------------------------     Director                          November 5, 1999
   Alvin N. Teller



*By: /s/ THOMAS A. HEYMANN
     -------------------------
     Thomas A. Heymann
     Attorney-in-Fact